UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2016
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600 Dallas, Texas 75225
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

To the extent required, the information included in Item 2.01 of this Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Contribution of Membership Interests in Sunoco, LLC and Legacy Retail Business

On March 31, 2016, ETP Retail Holdings, LLC (“ETP Retail”), an indirect wholly-owned subsidiary of Energy Transfer Partners, L.P. (“ETP”), completed the previously announced contribution contemplated by the Contribution Agreement, dated as of November 15, 2015 (the “Contribution Agreement”), by and among Sunoco LP (“SUN”), Sunoco GP LLC (“SUN GP”), Sunoco, LLC (“Sunoco LLC”), Sunoco, Inc. (“Sunoco Inc.”), ETP Retail and, solely with respect to certain provisions, ETP. Pursuant to the terms of the Contribution Agreement, SUN acquired from ETP Retail, effective January 1, 2016 (a) 100% of the issued and outstanding membership interests of Sunoco Retail, LLC (“SUN Retail”) (the “SUN Retail Interests”), and (b) the remaining 68.42% of the issued and outstanding membership interests in Sunoco LLC (the “SUN LLC Interests”, and together with the SUN Retail Interests, the “Acquired Interests”). As a result of this transaction (the “Transaction”), SUN now owns 100% of Sunoco LLC. Pursuant to the terms of the Contribution Agreement, ETP guaranteed all of the obligations of ETP Retail under the Contribution Agreement.

SUN Retail owns all of the retail assets previously owned by Sunoco, Inc. (R&M), an indirect wholly owned subsidiary of Sunoco Inc. (“Sunoco R&M”), an ethanol plant located in Fulton, New York, 100% of the issued and outstanding membership interests in Sunmarks, LLC, and all of the retail assets previously owned by Atlantic Refining & Marketing Corp., a wholly owned subsidiary of Sunoco Inc. (“Atlantic R&M”). Sunoco LLC is primarily engaged in the wholesale distribution of motor fuels across more than 26 states throughout the East Coast and Southeast regions of the United States.

Subject to the terms and conditions of the Contribution Agreement, upon the closing of the Transaction, in exchange for the contribution by ETP Retail of the Acquired Interests, SUN paid to ETP Retail approximately $2.2 billion in cash (the “Cash Consideration”), including certain working capital adjustments, and issued to ETP Retail 5,710,922 common units (“SUN Common Units”) representing limited partner interests of SUN (the “Unit Consideration”, and collectively with the Cash Consideration, the “Contribution Consideration”). The Unit Consideration issued to ETP Retail as partial consideration for the Transaction was issued and sold in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Cash Consideration was financed by SUN in part by the proceeds of a $2.035 billion Senior Secured Term Loan Agreement, dated March 31, 2016, with Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto (the “Term Loan Facility”). ETP Retail further distributed the Cash Consideration to its members, Sunoco R&M and Atlantic R&M.

A conflicts committee (the “Conflicts Committee”) of the Board of Directors of Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., the general partner of ETP (the “Board”), evaluated the Transaction on behalf of ETP with the assistance of independent legal and financial advisors and considered various factors in recommending the Transaction to the Board.  In connection with the Transaction, the Conflicts Committee also received an opinion from its financial advisor as to the fairness, from a financial point of view and as of the date of such opinion, to ETP of the consideration to be received by ETP in the Transaction.

In addition, in connection with the completion of the Transaction, ETP or certain of its subsidiaries, as applicable, entered into the following material definitive agreements:

•
Guarantee of Collection: On March 31, 2016, ETP Retail entered into a Guarantee of Collection (the “Guarantee of Collection”) with SUN, pursuant to which ETP Retail has agreed to provide a limited contingent guarantee of collection with respect to the payment of the principal amount of the Term Loan Facility.

•
Support Agreements: On March 31, 2016, each of Sunoco R&M and Atlantic R&M (together, the “Support Providers”), entered into a separate support agreement (collectively, the “Support Agreements”) with ETP Retail and SUN. Pursuant to the Support Agreements, the applicable Support Provider agreed to provide contingent residual support to ETP Retail with respect to ETP Retail’s obligations under the Guarantee of Collection to support the payment of the Term Loan Facility, subject to a cap equal, in the case of each of the Support Providers, to the portion of the principal amount of the Term Loan Facility corresponding to the pro rata percentage of Cash Consideration distributed to such Support Provider by ETP Retail, as adjusted pursuant to the terms of the applicable Support Agreement. Accordingly, the contingent residual support obligations of Sunoco R&M and Atlantic R&M are initially limited to 90.4% and 9.6% of the $2.035 billion principal amount of the Term Loan Facility, respectively.

The above description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by ETP on November 19, 2015 and incorporated into this Item 2.01 by reference. The above descriptions of the Guarantee of Collection and the Support Agreements are not complete and are qualified in their entirety by reference to the full text of the Guarantee of Collection and Support Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated in this Item 2.01 by reference.

The above descriptions have been included to provide investors and security holders with information regarding the terms of the Contribution Agreement, the Guarantee of Collection and Support Agreements. They are not intended to provide any other factual information about SUN, SUN GP, ETP Retail, ETP, Sunoco LLC or Sunoco Inc. or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of SUN, SUN GP, ETP Retail, ETP, Sunoco LLC or Sunoco Inc. or their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 2.01 of this Form 8-K under the heading “Guarantee of Collection” and “Support Agreements” is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On March 31, 2016, ETP and SUN issued a joint press release announcing the closing of the Transaction. A copy of the joint press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

To the extent required, the information included in Item 2.01 of this Form 8-K is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Guarantee of Collection, dated as of March 31, 2016, by ETP Retail Holdings, LLC to Sunoco LP.
10.2	Support Agreement, dated as of March 31, 2016, by and among Sunoco, Inc. (R&M), Sunoco LP and ETP Retail Holdings, LLC.
10.3	Support Agreement, dated as of March 31, 2016, by and among Atlantic Refining & Marketing Corp., Sunoco LP and ETP Retail Holdings, LLC.
99.1	Energy Transfer Partners, L.P. and Sunoco LP Joint Press Release dated March 31, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:    Energy Transfer Partners GP, L.P., its general partner
By:     Energy Transfer Partners, L.L.C., its general partner

Date: March 31, 2016
/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Guarantee of Collection, dated as of March 31, 2016, by ETP Retail Holdings, LLC to Sunoco LP.
10.2	Support Agreement, dated as of March 31, 2016, by and among Sunoco, Inc. (R&M), Sunoco LP and ETP Retail Holdings, LLC.
10.3	Support Agreement, dated as of March 31, 2016, by and among Atlantic Refining & Marketing Corp., Sunoco LP and ETP Retail Holdings, LLC.
99.1	Energy Transfer Partners, L.P. and Sunoco LP Joint Press Release dated March 31, 2016.